EXHIBIT 99.01

                          THE FINOVA GROUP INC./SIRROM
                             1994 STOCK OPTION PLAN

         WHEREAS, the 1994 Stock Option Plan adopted by the Board of Directors of Sirrom Capital Corporation by Action Taken On Written Consent of the Board of Directors on November 18, 1994 is hereby amended and restated by the Stock Option Committee.

         1. PURPOSE. The purpose of the Sirrom Capital Corporation 1994 Stock Option Plan (the "Plan") is to advance the growth and prosperity of Sirrom (the "Company") by providing key employees with an additional incentive to contribute to the best interests of the Company. Without prejudice to other compensation programs approved from time to time by the Board of Directors (the "Board") and/or shareholders of the Company, such additional incentive is to be given key employees by means of stock options provided for under the Plan.

         2.       ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by a special Stock Option Committee (the "Committee") comprised of at least two (2) members of the Company's Board of Directors who are "disinterested persons" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board at any time may remove members from or add members to the Committee or may abolish the Committee and revest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

                  (b) The Committee shall have the power, subject to, and within, the limits of the express provisions of the Plan:

                           (i) To  determine  from  time  to time  which  of the
                  eligible persons shall be granted options under the Plan, the term of each granted option, the time or times during the term of each option within which all or portions of each option may be exercised and the number of shares for which each option shall be granted.

                           (ii)To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iii) To prescribe  the terms and  provisions of each
                  option granted (which need not be identical).

                           (iv)To amend the Plan as provided herein.

                           (v) Generally, to exercise such powers and to perform
                  such acts as are deemed necessary or expedient to promote the best interests of the Company.

                  (c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of such Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3. ELIGIBLE EMPLOYEES. The Committee shall determine from time to time those officers and key
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employees of the Company to whom options  shall be granted and,  pursuant to the provisions of the Plan, the amount thereof and the terms and conditions, including requirements as to continued employment by the participant, upon which such options or rights are granted and are exercisable. Directors of the Company who are not also employees of the Company shall not be eligible to participate in the Plan.

         4. THE STOCK. The stock subject to the options and other provisions of the Plan shall be shares of the Company's authorized and unissued Common Stock, or reacquired Common Stock held in the treasury. Subject to the provisions hereof concerning adjustment, the total number of shares of the Company's Common Stock that may be transferred pursuant to the exercise of stock options under the Plan shall not exceed in the aggregate 500,000 shares. Shares subject to options which terminate or expire prior to exercise shall be available for further option hereunder.

         5. TERMS AND CONDITIONS OF OPTIONS. All stock options granted pursuant to the Plan shall be in such form as the Committee shall from time to time determine and shall be subject to the following terms and conditions:

                  (a) OPTION PRICE. The price per share for Common Stock under each option granted under the Plan shall be no less than 100% of the fair market value of the Common Stock on the date of grant of such option.

                  (b) OPTION PERIOD. The period during which an option may be exercised shall be determined by the Committee, provided, however, that in no event shall an option granted hereunder be exercisable after the expiration of 10 years from the date such option was granted. Options may be made exercisable in installments, and such options or installments thereof may be exercised in part from time to time after they become exercisable. The maturity of any installment or installments may be accelerated at the discretion of the Committee. Options may be subject to a vesting schedule in the discretion of the Committee.

         In the event that a participant shall cease to be employed by the Company or one of its subsidiaries for any reason (including disability and retirement with the consent of the Company) other than his death, all options held by him pursuant to the Plan and not previously exercised at the date of such termination shall be exercisable for three months following the date of termination of the participant's employment, subject to the further condition, however, that no option shall be exercisable after the expiration of 10 years from the date it is granted. Whether termination of employment is due to disability or is to be considered retirement with the consent of the Company shall be determined by the Committee which determination shall be final and conclusive.

         If the participant should die while in the employ of the Company or within a period of three months after the termination of his employment by retirement and shall not have fully exercised options granted under the Plan, such options may be exercised in whole or in part at any time within 12 months after the participant's death by the executors or administrators of the participant's estate or by any person or persons who shall have acquired the options directly from the participant by bequest or inheritance, subject to the condition that no option shall be exer cisable after the expiration of 10 years from the date it is granted, and subject to the further condition that in the case of the grant of an option to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company, in no event shall such option be exercisable more than five years from the date of the grant.

         The exercise of an option granted under the Plan shall not affect the optionee's right or ability to exercise any other option granted under the Plan or any other stock option plan of the Company or its subsidiaries.

                  (c) HOLDING PERIOD. Upon such time as the Company has a class of equity security registered under Section 12 of the Exchange Act, in order for the grant of an option under the Plan to be exempt from Section 16(b) of the Exchange Act, the optionee must make no disposition of the option (other than upon exercise) or the shares acquired pursuant to the exercise of the option, for a period of six months after the date of grant of such option.
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         6.       PAYMENT  FOR  STOCK.  Payment  for  shares  subject to options granted under the Plan shall be made by the optionee in the form of cash or by means of unrestricted shares of the Company's Common Stock or any combination thereof. Payment shall be made upon the exercise of the option. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash. In the event of payment in the Company's Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their fair market value on the date of exercise of the option. Upon the exercise of any option, the Company may, at the request of the optionee and subject to the approval of the Company's Board of Directors, lend to such optionee, as of the date of exercise, an amount equal to the exercise price of such option, provided that such loan (a) has a term of not more than ten years, (b) becomes due within sixty days after the recipient of the loan ceases to be an employee of the Company, (c) bears interest at a rate not less than the prevailing applicable federal rate at the time the loan is made, and
(d) is fully collateralized at all times, which collateral may include securities issued by the Company. Loan terms and conditions may be changed by the Company's Board of Directors to comply with applicable regulations of the Internal Revenue Service and Securities and Exchange Commission.

         7. NON-ASSIGNABILITY. No option shall be transferable otherwise than by will or the laws of descent and distribution and an option is exercisable during the lifetime of the optionee only by the optionee.

         8.       ADJUSTMENT UPON CHANGES IN STOCK.

                  (a) The number of shares of Common Stock available for the granting of options under the Plan and the number of shares and price per share of Common Stock subject to outstanding options granted pursuant to the Plan may be adjusted by the Committee in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapital ization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this subparagraph 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

                  (b) The Committee may provide in the terms of an option that, in the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or share exchange in which the Company is not the surviving corporation; (4) other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged; or (5) such other corporate reorganization as may be described by the Committee, any outstanding options thereunder immediately shall be fully exercisable by an optionee.

                  (c) Any adjustment made by the Committee under this paragraph 8 shall be conclusive and binding on all affected persons.

         9. AMENDMENT. The Board from time to time may amend this Plan, but except as provided above with respect to dilutions or other adjustments or mergers or share exchanges, or with the approval of the Company's shareholders, may not (a) increase the aggregate number of shares available for option hereunder, (b) change the price at which options may be granted, (c) extend the maximum period during which an option may be exercised, (d) materially increase the benefits accruing to participants under the Plan, or (e) materially change the eligibility requirements for options hereunder. Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person to whom the option was granted.

         10. FAIR MARKET VALUE OF STOCK. Whenever pursuant to the terms of the Plan the fair market value of the Company's Common Stock is required to be determined as of a particular date, such fair market value shall equal the last sale price of the Common Stock on the principal exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on any exchange, on the National Association of Securities Dealers Automated
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Quotation National Market System ("NMS"), or, if price quotations for the Common
Stock are not available on NMS, the mean between the closing bid and asked price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no bid quotation is available on NASDAQ, the fair value of such Common Stock as determined by the Board, in each case, on the business day immediately preceding the date on which the determination is made.

         11. NO RIGHTS AS SHAREHOLDER. A participant in the Plan shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         12. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         13. TERMINATION. This Plan shall terminate ten years from the date on which the Board adopts this Plan or the shareholders of the Company approve the Plan, whichever is earlier, unless sooner terminated by action of the Board. No option may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

         14. EFFECTIVE DATE. This Plan shall become effective upon adoption by the Board of Directors.

         15.      MISCELLANEOUS.

                  (a) No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of twenty percent (20%) of the Company's outstanding voting securities.

                  (b) This plan and all actions taken by those acting for the Plan shall be governed by the laws of the State of Tennessee without regard to conflicts of law regulations.
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     AMENDMENT NO. 1 TO THE FINOVA GROUP INC./SIRROM 1994 STOCK OPTION PLAN

1.       The term "Board" means the Board of Directors of The FINOVA Group Inc.

2. The term "Committee" means the Human Resources Committee of The FINOVA Group Inc. Board of Directors or any other committee designated by this Board to administer that plan.

3.       The term "Company" means The FINOVA Group Inc.

4. The term "Current Market Value" or comparable terms will be determined with reference to the price of this Corporation's stock as quoted on the New York Stock Exchange, rather than NASDAQ, so long as the stock is quoted on the NYSE.

5.       The  term "Plan" means The FINOVA Group Inc./Sirrom  1994 Stock Option
         Plan.

6. The term "Stock" or "shares" means the common stock of The FINOVA Group Inc. As it may be adjusted from time to time.

7. The plans shall be governed by the laws of the State of Delaware, without regard to that state's conflict of law principles.

8.       Any   restrictions  in  those  plans  requiring   compliance  with  the
         Investment Company Act of 1940 will cease to the extent those restrictions no longer govern the activities of this Corporation.